Exhibit 99.01

Valero Energy Reports Fourth Quarter 2012 and Annual Results

SAN ANTONIO, January 29, 2013 - Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income attributable to Valero stockholders of $1.0 billion, or $1.82 per share, for the fourth quarter of 2012 compared to net income attributable to Valero stockholders of $45 million, or $0.08 per share, for the fourth quarter of 2011. Included in the fourth quarter 2012 results was a noncash asset impairment loss of $37 million after taxes, or $0.06 per share.

For the year ended December 31, 2012, net income attributable to Valero stockholders was $2.1 billion, or $3.75 per share. Included in the results were noncash asset impairment losses of $983 million after taxes, or $1.77 per share, and severance expense of $41 million after taxes, or $0.07 per share, mainly related to the shutdown and impairment of the Aruba refinery.

Fourth quarter 2012 operating income was $1.6 billion versus $167 million of operating income in the fourth quarter of 2011. The increase in operating income was primarily due to higher refining throughput margins in each of the company’s regions plus lower refining operating expenses. The increase in refining throughput margins was mainly due to the increase in discounts for medium sour, heavy sour, and domestic light crude oils. A significant decline in ethanol margins partially offset the increase in operating income.

Fourth quarter 2012 refining throughput volume averaged 2.64 million barrels per day, down 73,000 barrels per day from the fourth quarter of 2011 mainly due to the lack of throughput volume at the Aruba refinery, which was shut down in the first quarter of 2012.

“This was Valero’s best fourth-quarter earnings per share since 2005, and we made important progress on our strategic goals,” said Valero Chairman and CEO Bill Klesse. “In the fourth quarter, we had a smooth start-up of our new hydrocracker at the Port Arthur refinery, which was the largest project in Valero’s history. We also continued construction on our St. Charles hydrocracker, which is scheduled for start-up in the second quarter of 2013. We believe these projects are perfectly suited for the current environment of strong distillate margins and inexpensive natural gas.”

Klesse continued, “Also in the fourth quarter of 2012, we replaced all imported light foreign crude oils with cheaper domestic crude oils at our Gulf Coast and Memphis refineries. Since we expect U.S. and Canadian crude oils to become increasingly more available, we are pursuing options to process additional volumes of these cost-advantaged crudes throughout our refining system.”

Valero’s retail segment reported $95 million of operating income in the fourth quarter of 2012 versus $83 million of operating income in the fourth quarter of 2011. The increase in operating income was mainly due to higher fuel margins in the U.S., which was somewhat offset by lower fuel margins and a noncash asset impairment loss of $9 million before taxes in Canada. For the full-year 2012, the retail segment generated $348 million of operating income, and those results were second only to the 2011 record-high results of $381 million.

Valero continued to make progress in the separation of its retail business under a new company named CST Brands, Inc. (“CST”). The separation is planned by way of a pro rata distribution of 80 percent of the outstanding shares of CST common stock to Valero stockholders. The distribution is expected to take place in the second quarter of 2013, assuming a favorable private letter ruling from the Internal Revenue Service and clearance of all comments from the Securities and Exchange Commission (“SEC”). When the distribution occurs, Valero expects to receive approximately $1.1 billion of cash and incur a tax liability of approximately $300 million, primarily in Canada. Valero also expects to liquidate the remaining 20 percent of CST outstanding shares within 18 months of the distribution. Details of the separation and distribution are provided in filings with the SEC by CST (formerly known as Corner Store Holdings, Inc.).

Commenting on the retail separation, Klesse said, “We believe the separated retail business will perform well and unlock value for our shareholders. In addition to its large and geographically diverse network of high-quality sites, the retail business has a long history of strong brand recognition and financial performance, as well as significant growth opportunities in merchandise, food service, and new-build locations.”

Valero’s ethanol segment reported operating income of $12 million in the fourth quarter of 2012 versus $181 million of operating income in the fourth quarter of 2011. The decrease in ethanol operating income was due to significantly lower gross margins caused by a combination of high corn prices and high industry ethanol inventories attributable to lower ethanol and gasoline demand. Due to poor margins, Valero operated its ethanol capacity at reduced rates with three plants temporarily idled.

Regarding cash flows in the fourth quarter of 2012, capital spending was $942 million, of which $140 million was for turnaround and catalyst expenditures. Valero paid $97 million in dividends on its common stock and $133 million to purchase the company’s shares. For the full-year 2012, Valero used $281 million to purchase 10.6 million shares of the company’s stock. Valero ended the fourth quarter with $1.7 billion in cash and temporary cash investments.

For the full-year 2012, total capital spending, including turnaround and catalyst expenditures, was $3.4 billion, or $100 million below guidance. Valero expects total capital spending for 2013 to be approximately $2.5 billion, including approximately $200 million for the retail segment.

Regarding other uses of cash in 2013, Valero retired $180 million of 6.7% senior notes that matured in mid-January and expects to retire $300 million of maturing notes in the second quarter of 2013.

Klesse concluded, “Returning cash to stockholders remains a priority. We bought back shares in the fourth quarter, and last week, our Board of Directors approved a 14 percent increase in our quarterly dividend to make it 20 cents per share. We intend to maintain our investment grade credit rating, fund selective growth opportunities, and achieve one of the highest cash yields among our peers through regular dividends and share repurchases.”

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 22,000 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, and a 50-megawatt wind farm. Approximately 6,800 retail and branded wholesale outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean;

Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2744
Media: Bill Day, Executive Director - Corporate Communications, 210-345-2928

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Statement of Income Data (a) (b):
Operating revenues (1)	$34,695	$34,673	$139,250	$125,987
Costs and expenses:
Cost of sales (c)	31,300	32,738	127,268	115,719
Operating expenses:
Refining (d)	906	979	3,668	3,406
Retail	172	170	686	678
Ethanol	84	97	332	399
General and administrative expenses	189	129	698	571
Depreciation and amortization expense	402	393	1,574	1,534
Asset impairment losses (e)	58	—	1,014	—
Total costs and expenses	33,111	34,506	135,240	122,307
Operating income	1,584	167	4,010	3,680
Other income, net	10	15	9	43
Interest and debt expense, net of capitalized interest	(70)	(89)	(313)	(401)
Income from continuing operations before income tax expense	1,524	93	3,706	3,322
Income tax expense	515	48	1,626	1,226
Income from continuing operations	1,009	45	2,080	2,096
Loss from discontinued operations, net of income taxes	—	—	—	(7)
Net income	1,009	45	2,080	2,089
Less: Net loss attributable to noncontrolling interest (f)	(1)	—	(3)	(1)
Net income attributable to Valero Energy Corporation stockholders	$1,010	$45	$2,083	$2,090
Net income attributable to Valero Energy Corporation stockholders (f):
Continuing operations	$1,010	$45	$2,083	$2,097
Discontinued operations	—	—	—	(7)
Total	$1,010	$45	$2,083	$2,090
Earnings per common share:
Continuing operations	$1.83	$0.08	$3.77	$3.70
Discontinued operations	—	—	—	(0.01)
Total	$1.83	$0.08	$3.77	$3.69
Weighted average common shares outstanding (in millions)	551	555	550	563
Earnings per common share – assuming dilution:
Continuing operations	$1.82	$0.08	$3.75	$3.69
Discontinued operations	—	—	—	(0.01)
Total	$1.82	$0.08	$3.75	$3.68
Weighted average common shares outstanding – assuming dilution (in millions)	556	560	556	569
Dividends per common share	$0.175	$0.150	$0.650	$0.300
Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$241	$222	$964	$892

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating income by business segment:
Refining (c) (e)	$1,677	$40	$4,450	$3,516
Retail	95	83	348	381
Ethanol	12	181	(47)	396
Corporate	(200)	(137)	(741)	(613)
Total	$1,584	$167	$4,010	$3,680
Depreciation and amortization expense by business segment:
Refining	$350	$343	$1,370	$1,338
Retail	31	31	119	115
Ethanol	10	11	42	39
Corporate	11	8	43	42
Total	$402	$393	$1,574	$1,534
Operating highlights:
Refining (a) (b):
Throughput margin per barrel (c)	$12.27	$5.46	$10.96	$9.91
Operating costs per barrel:
Operating expenses (d)	3.73	3.92	3.79	3.83
Depreciation and amortization expense	1.44	1.37	1.44	1.51
Total operating costs per barrel (e)	5.17	5.29	5.23	5.34
Operating income per barrel	$7.10	$0.17	$5.73	$4.57
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	505	454	453	454
Medium/light sour crude	544	522	547	442
Acidic sweet crude	46	112	81	116
Sweet crude	902	894	910	745
Residuals	212	274	200	282
Other feedstocks	86	123	120	122
Total feedstocks	2,295	2,379	2,311	2,161
Blendstocks and other	345	334	302	273
Total throughput volumes	2,640	2,713	2,613	2,434
Yields (thousand barrels per day):
Gasolines and blendstocks	1,255	1,270	1,251	1,120
Distillates	941	957	918	834
Other products (g)	473	505	467	494
Total yields	2,669	2,732	2,636	2,448

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Refining operating highlights by region (e) (h):
U.S. Gulf Coast (a):
Operating income (loss) (c)	$914	$(231)	$2,541	$2,205
Throughput volumes (thousand barrels per day)	1,570	1,546	1,488	1,450
Throughput margin per barrel (c)	$11.08	$3.57	$9.65	$9.33
Operating costs per barrel:
Operating expenses (d)	3.40	3.77	3.55	3.66
Depreciation and amortization expense	1.36	1.42	1.44	1.50
Total operating costs per barrel	4.76	5.19	4.99	5.16
Operating income (loss) per barrel	$6.32	$(1.62)	$4.66	$4.17
U.S. Mid-Continent:
Operating income (c)	$638	$267	$2,044	$1,535
Throughput volumes (thousand barrels per day)	465	439	430	411
Throughput margin per barrel (c)	$19.75	$12.17	$18.49	$15.91
Operating costs per barrel:
Operating expenses	3.43	4.16	4.02	4.15
Depreciation and amortization expense	1.42	1.42	1.48	1.52
Total operating costs per barrel	4.85	5.58	5.50	5.67
Operating income per barrel	$14.90	$6.59	$12.99	$10.24
North Atlantic (b):
Operating income	$135	$67	$752	$171
Throughput volumes (thousand barrels per day)	327	463	428	317
Throughput margin per barrel	$10.48	$5.63	$9.24	$5.43
Operating costs per barrel:
Operating expenses	4.75	3.36	3.59	3.08
Depreciation and amortization expense	1.23	0.68	0.85	0.87
Total operating costs per barrel	5.98	4.04	4.44	3.95
Operating income per barrel	$4.50	$1.59	$4.80	$1.48
U.S. West Coast:
Operating income (loss) (c)	$39	$(63)	$147	$147
Throughput volumes (thousand barrels per day)	278	265	267	256
Throughput margin per barrel (c)	$8.58	$5.01	$8.84	$9.11
Operating costs per barrel:
Operating expenses	4.90	5.37	5.09	5.25
Depreciation and amortization expense	2.16	2.21	2.25	2.29
Total operating costs per barrel	7.06	7.58	7.34	7.54
Operating income (loss) per barrel	$1.52	$(2.57)	$1.50	$1.57

Operating income for regions above	$1,726	$40	$5,484	$4,058
Loss on derivative contracts related to the forward sales of refined product (c)	—	—	—	(542)
Severance expense (d)	—	—	(41)	—
Asset impairment losses (e)	(49)	—	(993)	—
Total refining operating income	$1,677	$40	$4,450	$3,516

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$110.03	$109.11	$111.70	$110.93
Brent less West Texas Intermediate (WTI) crude oil	21.93	15.08	17.55	15.88
Brent less Alaska North Slope (ANS) crude oil	3.65	(1.17)	1.08	1.39
Brent less Louisiana Light Sweet (LLS) crude oil	(0.77)	(1.62)	(0.91)	(0.54)
Brent less Mars crude oil	5.12	2.21	3.97	3.46
Brent less Maya crude oil	17.15	5.57	12.06	12.18
LLS crude oil	110.80	110.73	112.61	111.47
LLS less Mars crude oil	5.89	3.83	4.88	4.00
LLS less Maya crude oil	17.92	7.19	12.97	12.72
WTI crude oil	88.10	94.03	94.15	95.05

Natural gas (dollars per million British Thermal Units)	3.34	3.27	2.71	3.96

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
Conventional 87 gasoline less Brent	(1.27)	(0.44)	6.49	5.58
Ultra-low-sulfur diesel less Brent	17.42	15.32	16.48	13.78
Propylene less Brent	(24.82)	(25.78)	(22.38)	8.23
Conventional 87 gasoline less LLS	(2.04)	(2.06)	5.58	5.04
Ultra-low-sulfur diesel less LLS	16.65	13.70	15.57	13.24
Propylene less LLS	(25.59)	(27.40)	(23.29)	7.69
U.S. Mid-Continent:
Conventional 87 gasoline less WTI	21.65	15.16	25.40	22.37
Ultra-low-sulfur diesel less WTI	42.31	32.02	34.96	31.06
North Atlantic:
Conventional 87 gasoline less Brent	9.24	3.12	11.46	6.24
Ultra-low-sulfur diesel less Brent	23.13	17.42	19.06	15.64
U.S. West Coast:
CARBOB 87 gasoline less ANS	9.48	5.84	15.39	11.48
CARB diesel less ANS	23.46	18.20	19.93	18.47
CARBOB 87 gasoline less WTI	27.76	22.09	31.86	25.97
CARB diesel less WTI	41.74	34.45	36.40	32.96
New York Harbor corn crush (dollars per gallon)	(0.23)	0.50	(0.15)	0.25

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Retail - U.S.:
Operating income	$78	$48	$240	$213
Company-operated fuel sites (average)	1,029	995	1,013	994
Fuel volumes (gallons per day per site)	4,994	5,077	5,083	5,060
Fuel margin per gallon	$0.208	$0.139	$0.162	$0.144
Merchandise sales	$303	$293	$1,239	$1,223
Merchandise margin (percentage of sales)	29.0%	29.0%	29.7%	28.7%
Margin on miscellaneous sales	$22	$22	$89	$88
Operating expenses	$109	$104	$434	$416
Depreciation and amortization expense	$20	$21	$77	$77
Asset impairment losses (e)	$—	$—	$12	$—
Retail - Canada:
Operating income	$17	$35	$108	$168
Fuel volumes (thousand gallons per day)	3,053	3,152	3,096	3,195
Fuel margin per gallon	$0.256	$0.287	$0.258	$0.299
Merchandise sales	$63	$64	$257	$261
Merchandise margin (percentage of sales)	27.9%	28.6%	29.0%	29.4%
Margin on miscellaneous sales	$11	$10	$44	$43
Operating expenses	$63	$66	$252	$262
Depreciation and amortization expense	$11	$10	$42	$38
Asset impairment losses (e)	$9	$—	$9	$—
Ethanol:
Operating income (loss)	$12	$181	$(47)	$396
Production (thousand gallons per day)	2,664	3,455	2,967	3,352
Gross margin per gallon of production	$0.44	$0.91	$0.30	$0.68
Operating costs per gallon of production:
Operating expenses	0.34	0.31	0.30	0.33
Depreciation and amortization expense	0.05	0.03	0.04	0.03
Total operating costs per gallon of production	0.39	0.34	0.34	0.36
Operating income (loss) per gallon of production	$0.05	$0.57	$(0.04)	$0.32

			December 31,	December 31,
			2012	2011
Balance Sheet Data:
Current assets			$16,460	$15,972
Cash and temporary cash investments included in current assets			1,723	1,024
Inventories included in current assets			5,973	5,623
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			6,717	6,767
Current liabilities			11,929	12,708
Current portion of debt and capital lease obligations included in current liabilities			586	1,009
Debt and capital lease obligations, less current portion			6,463	6,732
Total debt			7,049	7,741
Valero Energy Corporation stockholders’ equity			18,032	16,423

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
The statement of income data and operating highlights for the refining segment and U.S. Gulf Coast region reflect the results of operations of our refinery in Meraux, Louisiana (Meraux Refinery), including related logistics assets, from the date of its acquisition on October 1, 2011. We acquired this refinery, inventories, and offsite logistics assets from Murphy Oil Corporation for $547 million.

(b)
The statement of income data and operating highlights for the refining segment and North Atlantic region reflect the results of operations of our refinery in Wales, United Kingdom (Pembroke Refinery), including the related marketing and logistics business, from the date of its acquisition on August 1, 2011. We acquired this business from a subsidiary of Chevron Corporation for $1.7 billion, net of cash acquired.

(c)
Cost of sales for the twelve months ended December 31, 2011 includes a loss of $542 million ($352 million after taxes) on commodity derivative contracts related to the forward sales of refined product. These contracts were closed and realized during the first quarter of 2011. This loss is reflected in refining segment operating income for the twelve months ended December 31, 2011, but throughput margin per barrel for the refining segment has been restated from the amount previously presented to exclude this $542 million loss ($0.61 per barrel). In addition, operating income and throughput margin per barrel for the U.S. Gulf Coast, the U.S. Mid-Continent, and the U.S. West Coast regions for the twelve months ended December 31, 2011 have been restated from the amounts previously presented to exclude the portion of this loss that had been allocated to them of $372 million ($0.70 per barrel), $122 million ($0.81 per barrel), and $48 million ($0.51 per barrel), respectively.

(d)
In September 2012, we decided to reorganize our refinery in Aruba (Aruba Refinery) into a crude oil and refined products terminal. These terminal operations require a considerably smaller workforce; therefore, the reorganization resulted in the termination of the majority of our employees in Aruba. We recognized severance expense of $41 million in September 2012. This expense is reflected in refining segment operating income for the twelve months ended December 31, 2012, but it is excluded from operating costs per barrel for the refining segment and the U.S. Gulf Coast region. No income tax benefits were recognized related to this severance expense.

(e)	During the three and twelve months ended December 31, 2012, we recognized the following asset impairment losses (in millions):

	Three Months	Twelve Months
	Ended	Ended
	December 31, 2012	December 31, 2012
Refining segment:
Aruba Refinery	$—	$928
Cancelled capital projects	49	65
Asset impairment losses - refining segment	49	993
Retail segment:
U.S. stores	—	12
Canada stores	9	9
Asset impairment losses - retail segment	9	21
Total asset impairment losses	$58	$1,014

The asset impairment loss related to the Aruba Refinery resulted from our decision in March 2012 to suspend refining operations at the refinery and our subsequent decision in September 2012 to reorganize the refinery into a crude oil and refined products terminal, as discussed in note (d). We recognized an asset impairment loss of $595 million in March 2012 and an additional asset impairment loss of $308 million in September 2012, resulting in no remaining book value being associated with the refinery’s idled processing units and related infrastructure (refining assets). In addition, we recorded a loss of $25 million related to supplies inventories that supported the refining operations. The refining operations will remain suspended indefinitely; however, we continue to maintain the refining assets to allow them to be restarted and do not consider them to be abandoned. No income tax benefits were recorded related to this asset impairment loss.

We also recognized asset impairment losses related to permanently cancelled capital projects at certain of our refineries and related to our determination that the net book values of certain of our retail stores were not recoverable through the future operation and disposition of those stores. The after-tax amounts of these asset impairment losses were $37 million and $55 million for the three and twelve months ended December 31, 2012, respectively.

The asset impairment losses reflected in the table above are included in the operating income of the respective segment for the three and twelve months ended December 31, 2012. However, the asset impairment losses related to the refining segment are excluded from the segment’s operating costs per barrel and from the operating income and operating costs per barrel by region.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE (Continued)

(f)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD) and have agreed to lend DGD up to $221 million to finance 60 percent of the construction costs of the plant, as described below.  We consolidate the financial statements of DGD due to our controlling financial interest in this entity.  The losses incurred by DGD that are attributable to the owner of the remaining interest are added back to net income to arrive at net income attributable to Valero. DGD is currently building a plant that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant is located next to our refinery in Norco, Louisiana (St. Charles Refinery).

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(h)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, Port Arthur, and Meraux Refineries; U.S. Mid-Continent- McKee, Ardmore, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 7